AGREEMENT

     It is agreed this 26th day of June, 1995 by and between Delta Petroleum Corporation ("DPTR") and Bion Environmental Technologies, Inc. ("BIET") as follows:

1) BIET will convert into DPTR common stock BIET's ownership in a DPTR promissory note ("Note")(attached hereto as Exhibit A) for an outstanding balance of $587,537 (principal and accrued interest)(including interest through November 20, 1995) at the price of $3.30 per share ("Conversion Price") on the terms and conditions set forth below.

2) All DPTR common stock received by BIET in conversion of the Note shall be subject to existing voting agreements, and, therefore, BIET has no control, direct or indirect, over DPTR, and is not an affiliate of DPTR.

3) BIET shall be issued restricted and legended common stock of DPTR with (on the basis of applicable tacking provisions of Rule 144) a holding period dating from November 20, 1992; and, therefore, such shares shall be eligible for sale pursuant to Rule 144 (subject to the terms and conditions of Rule 144) upon issuance; and, on November 20, 1995, all DPTR shares issued in conversion of the Note shall be tradeable without limitations pursuant to Rule 144K; DPTR hereby consents to sales by BIET pursuant to Rule 144 or Rule 144K, and agrees to cooperate with BIET with regard thereto including without limitation removal of restrictive legends at applicable dates.

4) In the event that on November 20, 1995, the Note terms would have required a price for conversion lower than the Conversion Price, DPTR shall issue to BIET, effective November 20, 1995, additional shares of DPTR common stock in a manner consistent with the terms of the Note.

                         Delta Petroleum Corporation


                         By: /s/Aleron H. Larson, Jr.
                              Authorized Officer


                         Bion Environmental Technologies, Inc.


                         By: /s/Jon Northrop
                              Authorized Officer

                          STOCK VOTING AGREEMENT


     THIS STOCK VOTING AGREEMENT, executed this 26th day of June,
1995, is by and between Delta Petroleum Corporation ("Delta") and Bion Environmental Technologies, Inc. ("Shareholder").

     WHEREAS, Shareholder is the owner of an aggregate of 228,042 shares of the issued and outstanding common stock of Delta (the
"Shares") pursuant to certain agreements by and between Shareholder and Delta; and

     WHEREAS, Delta has demanded that the Shares be subject to certain voting restrictions as set forth herein.

     NOW, THEREFORE, in consideration of the mutual agreements of the parties hereto and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

     1. Shareholder hereby constitutes and appoints Aleron H. Larson, Jr. and Roger A. Parker, and each of them, with full power of substitution, for the period commencing on the date hereof and ending on June 30, 2004, to vote the Shares as the proxy of Shareholder, at any and all meetings, regular or special, of the shareholders of Delta, or at any adjournments thereof, which may be held during such period, hereby granting to said Aleron H. Larson, Jr. and Roger A. Parker, and each of them (the "Proxies") as Shareholder's attorney and proxy, all powers Shareholder would possess if personally present at any such meetings. The proxy granted hereby is expressly acknowledged to be coupled with an interest and shall be irrevocable to the full extent permitted by law until June 30, 2004, except to the extent specifically provided in Paragraph 3 below. The proxy granted hereby revokes any other proxy relative to the Shares heretofore granted by the Shareholder.

     2. During the entire term of this Agreement, the Proxies, and each of them shall have full and absolute discretion as to the manner in which Shares are to be voted as to any matter whatsoever, all without any liability or obligation of any kind to Shareholder.

     3. Nothing contained herein shall be construed in such a manner so as to prohibit or preclude the sale or exchange of all or any part of the Shares by Shareholder in accordance with the provisions of this Paragraph 3. In the event that all or any portion of the Shares are sold, assigned or exchanged by Shareholder (and/or its assigns) to a non-affiliate of Shareholder in any transaction(s) other than a public market transaction prior to June 30, 2004, then such transferred Shares shall remain subject to the voting restrictions set forth above until June 30, 2004, unless agreed otherwise in writing.

     4. A counterpart of this Agreement shall forthwith be deposited with Delta at its principal place of business.

     5. This Agreement shall be construed in accordance with the laws of the State of Colorado and shall be binding upon the successors and assigns of each party hereto.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed effective as of the date set forth above.

                              DELTA PETROLEUM CORPORATION

                              By: /s/Aleron H. Larson, Jr.
                                  Authorized Officer


                              BION ENVIRONMENTAL TECHNOLOGIES, INC.

                              By: /s/Jon Northrop
                                  Authorized Officer